CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form N-1A of our report dated December 23, 2019, relating to the financial statements of the Axonic Strategic Income Fund, a series of Axonic Funds, as of December 18, 2019, and to the references to our firm under the headings “Independent Registered Public Accounting Firm,” “Disclosure of Portfolio Holdings,” and “Financial Statements” in the Statement of Additional Information.

Cohen & Company, Ltd.

Cleveland, Ohio

December 23, 2019